UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2018

Soldino Group Corp

(Exact name of registrant as specified in Charter)

Nevada	333-218733	35-2583762
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Unit  304-307A, 3/F Houston Center,

No. 63 Mody Road, Kowloon, Hong Kong.

(Address of Principal Executive Offices)

852 25565499

(Registrant’s telephone number)

Via Busco, 4, Spresiano, Treviso

31027 Italy

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

HK956891.1
922222-12883

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HK956891.1
922222-12883

Item 5.03   Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On November 15, 2018, Soldino Group Corp. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to the Articles of Incorporation with Nevada’s Secretary of State to change the name of the Company to Yijia Group Corp. (the “Name Change”). The Name Change was approved by the Board of Directors of the Company and the holders of all of the issued and outstanding shares of common stock of the Company. The Company also requested to change its name and ticker symbol with the OTCBB, which is currently pending approval. Pursuant to the Name Change and change of symbol, the Company’s CUSIP for its common stock will also be changed to 98585W 106.

HK956891.1
922222-12883

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLDINO GROUP CORP

                                          By: /s/ Shaoyin Wu

                                    Name:  Shaoyin Wu

                                          Title: Chief Executive Officer

Date: November 26, 2018

HK956891.1
922222-12883